                                             Exhibit 6.17
SECOND LOAN MODIFICATION AGREEMENT

    THIS SECOND LOAN MODIFICATION AGREEMENT (“Agreement”) dated and deemed effective as of September 23, 2021 (the “Modification Date”), is entered into by and among RU OLD DENTON ROAD FORT WORTH TX, LLC, a California limited liability company (“Borrower”) and NEXBANK, a Texas state bank (formerly known as NexBank SSB, a Texas state savings bank) (“Lender”). Capitalized terms used herein without definition shall have the meanings provided in the Loan Agreement (as defined below).
R E C I T A L S

A.    Pursuant to the terms of that certain Amended and Restated Loan Agreement dated as of October 18, 2019 (“Loan Agreement”), Lender made a loan to Borrower in the principal amount of $6,187,500 (“Loan”). The Loan is evidenced by that certain Promissory Note, dated as of June 11, 2019 (the “Note”), originally executed by BRIX REIT, INC., a Maryland corporation, with payment obligations thereunder assumed by Borrower pursuant to the terms of that certain Loan Assumption and Modification Agreement dated as of October 18, 2019 (the “First Modification”), and payable to the order of Lender in the original principal amount of the Loan. The Loan is further evidenced and secured by the Loan Documents (of which the First Modification is a part).

B.        By this Agreement, Borrower and Lender intend to modify and amend certain terms and provisions of the Loan Documents.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, Assignee and Lender agree as follows:

1.MODIFICATION OF LOAN DOCUMENTS. From and after the Modification Date, (a) all references in the Loan Documents to the term “NexBank SSB” or “NexBank SSB, a Texas state savings bank” shall be respectively revised to read “NexBank” and “NexBank, a Texas state bank”; and (b) the Maturity Date is hereby extended to November 30, 2021 (and as a result thereof, all references on the Loan Documents to “September 30, 2021” in reference to the Maturity Date are revised to read “November 30, 2021”).

2.MODIFICATION OF LOAN AGREEMENT. From and after the Modification Date, the following provision is hereby inserted in Section 9.1 of the Loan Agreement:

(q) Document Delivery Failure. Failure of Borrower to provide Lender with the following on or before October 15, 2021 (time is of the essence with respect to this deadline date): (i) with respect to that certain Purchase and Sale Agreement dated as of August 26, 2021, for the purchase and sale of the Project (as amended, the “Purchase Contract”), by and between Borrower, as seller, and MPH Partners, LLC, as buyer (the “Buyer”), evidence that Buyer has deposited the additional $75,000 Earnest Money Deposit (resulting in a total Earnest Money Deposit of $150,000) with NexBank Title as required by Section 2.03 of the Purchase Contract; or (ii) if the Purchase Contract is terminated prior to October 15, 2021, a separate fully executed purchase and sale agreement by and between Borrower, as seller, and Modiv Inc., as buyer (the “Replacement Buyer”), whereby Replacement Buyer affirms that it shall purchase the Project subject to receipt of two independent appraisals, obtaining financing at 50% of appraised value and without any other contingencies, for a purchase price of at least $7,500,000 by no later than November 30, 2021. Borrower hereby understands and agrees that the aforementioned failure shall constitute an immediate Default without any of the following being afforded Borrower, notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents: (A) any grace period, (B) any notice (whether oral or written) and (C) any cure period. In the event of a conflict between the immediately preceding sentence and any other provision of this Agreement or any other Loan Documents, the immediately preceding sentence shall supersede any such conflicting provision and shall govern and control in all respects.

3.FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower and Guarantor, and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower hereby certifies that, as of the Modification Date: (a) such formation and organizational documents are all of the relevant formation and organizational documents of Borrower and Guarantor; (b) they remain in full force and effect; and (c) they have not been amended or modified since they were previously delivered to Lender.

4.ACKNOWLEDGMENT BY BORROWER. In order to induce Lender to execute and deliver this Assignment, Borrower hereby acknowledges, agrees and represents that: (a) Borrower is indebted to Lender pursuant to the terms of the Loan Documents; (b) the liens, security interests and assignments created and evidenced by the Loan Documents are valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents; (c) Borrower has no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents; (d) Borrower has no claims, offsets, defenses or counterclaims arising from any of Lender’s acts or omissions with respect to the Property, the Loan Documents or Lender’s performance under the Loan Documents or with respect to the Property; (e) the representations and warranties of Borrower contained in the Loan Documents are true and correct representations and warranties of Borrower in all material respects; and (f) Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender’s obligations under the terms and provisions of the Loan Documents.

5.NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Loan Documents or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.

6.MISCELLANEOUS. This Agreement and the Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Texas, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Borrower hereby consents to the jurisdiction of any federal or state court having proper venue within the State of Texas and also consents to the service of process by any means authorized by Texas or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the Loan Documents. Time is of the essence of each term of this Agreement and the Loan Documents. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

7.INTEGRATION; INTERPRETATION. THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

8.EXECUTION IN COUNTERPART. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

[Signatures on Following Page]

    IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and effective as of the Modification Date.

LENDER
NEXBANK,
a Texas state bank

By: /s/ JEFF KOCHER
    Jeff Kocher, Vice President

BORROWER
RU OLD DENTON ROAD FORT WORTH TX, LLC,
a California limited liability company

By:    BRIX REIT, INC.,
    a Maryland corporation,
    its sole member

    By: /s/ RAYMOND J. PACINI
    Name:    Raymond J. Pacini
    Title:    Chief Financial Officer

GUARANTOR’S AGREEMENT AND CONSENT

Guarantor agrees with and consents to the foregoing Modification and the transactions contemplated thereby and reaffirms its obligations under the Repayment Guaranty and the Hazardous Materials Indemnity Agreement, and its waivers, as set forth in the Repayment Guaranty and the Hazardous Materials Indemnity Agreement, of each and every one of the possible defenses to such obligations. Guarantor further reaffirms that its obligations under the Repayment Guaranty and the Hazardous Materials Indemnity Agreement are separate and distinct from Borrower’s obligations. This understanding and waiver is made in addition to and not in limitation of any of the existing terms and conditions of the Repayment Guaranty and the Hazardous Materials Indemnity Agreement.

Dated effective as of the Modification Date.

GUARANTOR

BRIX REIT, Inc.,
a Maryland corporation

By: /s/ RAYMOND J. PACINI
Name:    Raymond J. Pacini
Title:    Chief Financial Officer